UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2012

EQUIFAX INC.

 (Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, Equifax Inc. (the “Company”) was notified by Kent E. Mast, age 69, the current Corporate Vice President and Chief Legal Counsel of the Company, that he intends to retire from this position effective December 31, 2012, following 13 years of service as general counsel. The Board of Directors has elected John J. Kelley, III to succeed Mr. Mast as Corporate Vice President and Chief Legal Counsel of the Company, effective as of January 1, 2013.

Mr. Kelley, age 52, currently is a senior partner in the Corporate Practice Group of the law firm of King & Spalding, specializing in a broad range of corporate finance transactions and securities matters, advising public clients regarding SEC reporting and disclosure requirements, and other corporate governance and compliance matters.

Item 8.01.	Other Events.

On October 29, 2012, the Company announced the pending retirement of Kent E. Mast as Corporate Vice President and Chief Legal Counsel effective December 31, 2012 and the appointment of John J. Kelley, III as Senior Vice President and Chief Legal Counsel effective January 1, 2013. A copy of the Company’s press release announcing these matters is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Equifax Inc. dated October 29, 2012 announcing management changes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Dean C, Arvidson
Name:	Dean C. Arvidson
Title:	Senior Vice President and Corporate Secretary

Date: October 29, 2012

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